Exhibit 99.9(g)

SCHEDULE II

THIS SCHEDULE II, amended and restated effective as of                          , 2014 is the Schedule II to that certain Custody Agreement between The RBB Fund, Inc. and The Bank of New York Mellon dated as of July 18, 2011, as may be amended from time to time.

SERIES

Money Market Portfolio

Free Market US Equity Fund

Free Market International Equity Fund

Free Market Fixed Income Fund

Matson Money U.S. Equity VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money Fixed Income VI Portfolio

Bogle Investment Management Small Cap Growth Fund

Perimeter Small Cap Growth Fund

Robeco Boston Partners All-Cap Value Fund

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners Long/Short Research Fund

Robeco WPG Small/Micro Cap Value Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners International Equity Fund

Robeco Boston Partners Global Long/Short Fund

S1 Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Scotia Dynamic U.S. Equity Fund

Summit Global Investments U.S. Low Volatility Equity Fund

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

THE RBB FUND, INC.

By:
Name:
Title: